UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)

December 4, 2006 (November 28, 2006)

St. Mary Land & Exploration Company

(Exact name of registrant as specified in its charter)

Delaware	001-31539	41-0518430
(State or other jurisdiction	(Commission	(I.R.S. Employer
of incorporation)	File Number)	Identification No.)

1776 Lincoln Street, Suite 700, Denver, Colorado 80203

(Address of principal executive offices)           (Zip Code)

Registrant’s telephone number, including area code: (303) 861-8140

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2.):

[_] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[_] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[_] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[_] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On December 4, 2006, St. Mary Land & Exploration Company (“the Company” or “St. Mary”) issued a press release which announced that current President and Chief Operating Officer Mr. Tony Best will be appointed as Chief Executive Officer effective February 26, 2007. At that time Mr. Mark Hellerstein will transition from Chief Executive Officer to a new role as non-executive Chairman for the Company. Additionally, St. Mary announced that Mr. Javan Ottoson will join St. Mary on December 18, 2006, as its new Chief Operating Officer at which time Mr. Tony Best will relinquish the Chief Operating Officer position. Mr. Best will continue to serve as President of the Company. In connection therewith, St. Mary extended an offer letter to Mr. Ottoson dated November 27, 2006; all acceptance conditions were met on November 28, 2006. A brief summary of the material terms of the offer letter, along with a brief description of Mr. Ottoson’s business experience, is set forth in the following paragraphs. A brief description of Mr. Best’s business experience prior to joining the Company in June 2006 and a brief description of Mr. Best’s employment agreement and compensation arrangements with the Company were previously reported under Item 5.02 of a Current Report on Form 8-K filed by the Company on May 4, 2006 and is incorporated by reference herein.

Mr. Ottoson, age 48, has been in the energy industry for 23 years, most recently as Senior Vice President – Drilling and Engineering at Energy Partners, Ltd. in New Orleans. Mr. Ottoson managed the Permian assets for Pure Resources, Inc., a Unocal subsidiary, and its successor owner, Chevron from 2003 to 2006. Prior to that, Mr. Ottoson spent 20 years working for ARCO in management and operational roles. These roles included President of ARCO China, Commercial Director of ARCO British, and Vice President of Operations and Development, ARCO Permian. Mr. Ottoson has a BS degree in Chemical and Petroleum Refining Engineering from Colorado School of Mines and is a native Coloradan.

In connection with the appointment to Chief Operating Officer, Mr. Ottoson will receive a salary of $280,000. Upon hiring, Mr. Ottoson will receive a $25,000 signing bonus and an additional $25,000 will be paid to Mr. Ottoson after six months of employment. Additionally, upon commencement of employment, Mr. Ottoson will receive a special restricted stock award of 7,500 shares, of which one-third will vest immediately and one-third will vest on each of the next two anniversary dates provided that on such vesting dates Mr. Ottoson is employed by the Company. The restriction to sell these shares will lapse on Mr. Ottoson’s second anniversary. Mr. Ottoson will participate in the incentive compensation and other benefit plans and practices of St. Mary in the same manner and to the same comparable extent as other senior executives of St. Mary, to be prorated for partial year(s) of employment.

Mr. Ottoson will be moving to the Denver, Colorado area in the near term and will receive reimbursement of relocation costs.

A copy of the press release is filed as Exhibit 99.1 to this report and is incorporated by reference herein.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits. The following exhibit is filed as part of this report:

Exhibit 99.1	Press release of St. Mary Land & Exploration Company dated December 4, 2006.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ST. MARY LAND & EXPLORATION COMPANY

Date: December 4, 2006	By: /S/ DAVID W. HONEYFIELD
David W. Honeyfield
Vice President – Chief Financial Officer, Secretary
and Treasurer